Exhibit 10.4

EXECUTION VERSION

LIMITED RECOURSE CARVE-OUT GUARANTY

This LIMITED RECOURSE CARVE-OUT GUARANTY (“Agreement” or “Guaranty”), is entered into as of February 17, 2023, by ARCIMOTO, INC., an Oregon corporation (“Guarantor”), in favor of HRE FUV LENDING, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).

RECITALS

A. Arcimoto Property Holding Company, LLC, a Delaware limited liability company (“Borrower”), has agreed to borrow up to the maximum sum of Six Million and 00/100 Dollars ($6,000,000.00) (“Loan”), to be evidenced by a promissory note of even date herewith executed by Borrower in favor of Lender (“Note”) and that certain Loan Agreement of even date herewith executed by Borrower and Lender (“Loan Agreement”).

B. The Note is to be secured by, among other things, a Line of Credit Instrument, Deed of Trust, Assignment of Leases and Rents and Security Agreement (Including Fixture Filing) of even date herewith (“Deed of Trust”). All of the documents now or in the future which evidence or relate to the Loan collectively shall be referred to as the “Loan Documents.” All capitalized terms not specifically defined herein shall have the meanings given to such terms in the Loan Agreement.

C. Lender is willing to make the Loan if, among other conditions, Lender receives this Agreement from Guarantor. Accordingly, Guarantor desires to enter into this Agreement to induce Lender to make the Loan.

AGREEMENT

In consideration of the making of the Loan and of other valuable consideration, the receipt and sufficiency of which are acknowledged, Guarantor hereby certifies, represents and warrants to Lender, and agrees as follows:

1. GUARANTY. Guarantor hereby unconditionally and independently of any liability of Borrower guarantees and agrees as follows:

1.1.1 Guaranteed Obligations. Guarantor hereby irrevocably, absolutely and unconditionally, as a primary obligor and not merely as surety, jointly and severally guarantees to Lender the punctual and complete payment, fulfillment and performance, as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise, of all obligations and liabilities of Borrower for which Borrower is now or hereafter personally liable pursuant to Sections 7.1 and 7.1.1 of the Loan Agreement (collectively the “Guaranteed Obligations”). Without limiting the foregoing, the Guaranteed Obligations shall include Guarantor’s obligation pursuant to Sections 7.1 and 7.1.1 of the Loan Agreement to pay in full all Obligations (including but not limited to repayment in full of the principal amount and accrued interest thereon) for which Borrower is now or hereafter becomes personally liable either by operation of Section 1111(b) of the U.S. Bankruptcy Code or upon the occurrence of certain events described in Sections 7.1 and 7.1.1 of the Loan Agreement.

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1.1.2 Lender shall not be obligated to make any disbursements, take any action or refrain from taking any action under the Loan Documents until any outstanding Event of Default under the Loan Documents is fully and timely cured.

1.1.3 If Guarantor fails to pay all such Guaranteed Obligations within ten (10) Business Days following Lender’s demand, Lender may elect, without having any obligation to do so, and without further notice to Guarantor, to take any action it reasonably believes necessary to protect its interests, but with the further right to suspend or terminate such actions at any time. No such actions by Lender shall release or limit the liability of Guarantor, and Guarantor agrees to repay Lender all sums expended by it, including any sums expended in excess of the principal amount of the Loan.

1.2 No Release or Impairment.

1.2.1 Nothing contained in this Section 1 shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b), or any other provisions of the U.S. Bankruptcy Code, or any other provision of applicable law, as the same may be amended from time to time, to file a claim for the full amount of the Guaranteed Obligations or to require that the Property and all other collateral for the payment and performance of all of the Loan obligations shall continue to secure the payment and performance of all of the Loan obligations in accordance with the terms of the Loan Documents.

1.2.2 Nothing contained in this Agreement shall be deemed to release, affect or impair the indebtedness evidenced by the Note or the obligations of Borrower under, or the liens and security interests created by, the Loan Documents, or Lender’s rights to enforce its remedies under the Loan Agreement, the Note and the other Loan Documents, including without limitation the right to pursue any remedy for injunctive or other equitable relief, or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, assignments and security interests which are now or at any time hereafter security for the payment and performance of any of the obligations under this Agreement, the Note or the other Loan Documents, or Lender’s rights to recover any sums under Section 15 below in connection with any such suit or action.

2. PERFORMANCE BY GUARANTOR.

2.1 Performance Within Time Periods. If Borrower fails to pay or perform the Guaranteed Obligations on or before the times such matters are to be done by Borrower, Guarantor shall do, at Guarantor’s expense, any such matter which Borrower has failed to do within the time periods set forth herein.

2.2 Remedies. If Guarantor fails to take any such action within the time periods set forth herein, Lender may pursue any remedies at law or in equity against Guarantor, without having to proceed first against Borrower, and may itself take such action, and Guarantor shall be liable to Lender for all expenses, including attorneys’ fees incurred by Lender, and all amounts paid by Lender in taking any such action.

2.3 Multiple Guarantors. If there is more than one (1) Guarantor executing this Agreement, the obligations of all Guarantors hereunder shall be joint and several, and all words used herein in the singular shall be deemed to have been used in the plural when the context and construction so require.

3. CERTAIN RIGHTS OF LENDER. Lender may, without the consent of Guarantor, at any time and from time to time, either before or after the maturity of the Note, (a) amend any provision of the Loan Agreement, the Note and the Deed of Trust or any other documents evidencing or securing the Loan from Lender, including any change in the interest rate therein or any change in the time or manner of payment thereunder, (b) make any agreement with Borrower for the extension, payment, compounding, compromise, discharge or release of any provision of the Loan Agreement, the Note, the Deed of Trust or any other terms thereof, without notice to or the consent of Guarantor, and (c) without limiting the generality of the foregoing, Lender is expressly authorized to surrender to Borrower or to deal with or modify the form of, any security which Lender may at any time hold to secure the performance of any obligation hereby guaranteed, and the guaranties herein made by Guarantor shall not be impaired or affected by any of the foregoing.

4. WAIVERS BY GUARANTOR.

4.1 Guarantor hereby waives any and all legal requirements that Lender shall institute any action or proceedings at law or in equity against Borrower or anyone else with respect to the breach of the Guaranteed Obligations or with respect to any other security held by Lender, as a condition precedent to bringing an action against Guarantor pursuant to this Agreement. All remedies afforded to Lender by reason of this Agreement are separate and cumulative remedies and none of such remedies, whether exercised by Lender or not, shall be deemed to be in exclusion of any one of the other remedies available to Lender, and shall not in any way limit or prejudice any other legal or equitable remedy available to Lender.

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4.2 Guarantor hereby waives presentment for payment, demand, protest, notice of protest and of dishonor, notice of acceptance hereof, notices of default and all other notices now or hereafter provided by law.

4.3 Guarantor waives all right to require Lender to proceed against the Borrower or any other person, firm or corporation or to apply any security Lender may hold at any time or to pursue any judicial, nonjudicial and/or provisional remedy. Lender may proceed against Guarantor with respect to the Guaranteed Obligations without taking any action against Borrower or any other person, firm or corporation and without proceeding against or applying any security Lender holds.

4.4 Until the Guaranteed Obligations have been fully satisfied, Guarantor shall not have any right of subrogation. Guarantor waives any benefit of and any right to participate in any collateral or security held by Lender for the performance of the Guaranteed Obligations. Guarantor hereby authorizes and empowers Lender, at Lender’s sole discretion, without any notice to Guarantor whatsoever, to exercise any right or remedy which Lender may have, including without limitation judicial foreclosure, exercise of rights of power of sale, or taking of a deed or an assignment in lieu of foreclosure, as to any collateral or security in real property or personal property which Lender may hold for the performance of the Guaranteed Obligations. Guarantor shall be liable to Lender for any deficiency resulting from the exercise by Lender of any such judicial or nonjudicial remedy, even though any rights, including without limitation any rights of subrogation, contribution and/or indemnity, which the Guarantor may have against Borrower or other parties might be destroyed or dismissed by the exercise of any such judicial or nonjudicial remedy.

4.5 Guarantor specifically agrees that Guarantor shall not be released from liability hereunder by any action taken by Lender including, without limitation, a nonjudicial sale under the Deed of Trust.

4.6 In the event of any default hereunder, Lender may maintain an action upon this Agreement whether or not action is brought against Borrower and whether or not Borrower is joined in any such action. Lender may maintain successive actions for other defaults, and Lender’s rights hereunder shall not be exhausted or waived, and Lender shall not be estopped to proceed against Guarantor pursuant to this Agreement, by the exercise of any of Lender’s rights or remedies or by any such action or by any number of successive actions, until and unless the Guaranteed Obligations have been fully satisfied and each of Guarantor’s obligations hereunder has been fully performed or otherwise satisfied.

4.7 Any action, whether judicial or nonjudicial or in pursuit of any provisional remedy, taken by Lender against Borrower or against any collateral or security held by Lender which shall impair or destroy any rights Guarantor may have against Borrower shall not act as a waiver or an estoppel of Lender’s rights to proceed against and initiate any action against Guarantor to enforce the terms of this Agreement and until the Guaranteed Obligations have been fully satisfied.

4.8 Guarantor expressly waives any defense or benefits arising out of any federal or state bankruptcy, insolvency, or debtor relief laws, including without limitation under Sections 364 or 1111(b)(2) of the United States Bankruptcy Code.

5. ACKNOWLEDGMENT OF WAIVERS. Guarantor acknowledges that it has relied on the advice of its own counsel in making this Agreement and has reviewed the waivers of rights contained herein with its counsel. Guarantor further acknowledges that it understands and accepts as a necessary part of this Agreement the waivers of rights set forth above, after reviewing the extent and effect of the waivers in this Agreement with its counsel.

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6. GUARANTOR’S WARRANTIES.

6.1 Specific Warranties. Guarantor warrants and acknowledges that:

6.1.1 there are no conditions precedent to the effectiveness of this Agreement, and this Agreement shall be in full force and effect and binding on Guarantor regardless of whether Lender obtains other collateral or any guarantees from others or takes any other action contemplated by Guarantor;

6.1.2 Guarantor has established adequate means of obtaining from sources other than Lender, on a continuing basis, financial and other information pertaining to Borrower’s financial condition and Borrower’s activities relating thereto and the status of Borrower’s performance of obligations imposed by the Loan Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder, and Lender has made no representation to Guarantor as to any such matters;

6.1.3 the most recent financial statements of Guarantor previously delivered to Lender are true and correct in all material respects, have been prepared in a manner which fairly presents the financial condition of Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof; and

6.1.4 Guarantor has not and will not, without prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or substantially all of Guarantor’s assets, other than in the ordinary course of Guarantor’s business.

6.2 Relationship With Borrower. Guarantor warrants and acknowledges a financial interest in and relationship to Borrower such that Guarantor agrees to enter into this Agreement to induce Lender to make the Loan described in the Loan Agreement. Guarantor further warrants and acknowledges that it will receive substantial benefit from the making of such Loan.

7. NO RELEASE. Until the Guaranteed Obligations have been fully satisfied, and until all of the terms, covenants and conditions of this Agreement are fully performed, Guarantor shall not be released by any act or thing which might, but for this paragraph, be deemed a legal or equitable discharge of a surety (including any act by Lender which might have the effect of destroying Guarantor’s rights of subrogation against Borrower, such as in the case of foreclosure), or by reason of any waiver, extension, modification, forbearance or delay of Lender or its failure to proceed promptly or otherwise, or by reason of any further obligation or agreement between any then owner of the subject property and the then holder of the Deed of Trust, the Note and/or the Loan Agreement relating to the payment of any sum secured thereby, or to any of the other terms, covenants and conditions contained therein, and Guarantor hereby expressly waives and surrenders any defense to this liability under this Agreement based upon any of the foregoing acts, things, agreements or waivers.

8. NOTICES. Except as expressly provided otherwise in this Agreement, all notices and other communications provided to any party hereto under this Agreement and any other Loan Documents shall be in writing and shall be given by personal delivery, by mail, or by reputable overnight courier and addressed or delivered to it at its address shown below or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 8. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee. Any notice given by Lender to Guarantor shall be deemed to be a notice to all of the Borrower, Sole Member, and Guarantor parties.

If to Guarantor:	Arcimoto, Inc.

2034 West 2nd Avenue

Eugene, OR 97402

Attn: Doug Campoli, Chief Financial Officer

doug@arcimoto.com

And a copy to:	Nelson Mullins Riley & Scarborough, LLP

301 Hillsborough Street

Suite 1400

Raleigh, NC 27603

Attn: W. David Mannheim, Esq.

david.mannheim@nelsonmullins.com

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If to Lender:	HRE FUV Lending, LLC

c/o Hilco Real Estate

5 Revere Drive, Suite 410

Northbrook, IL 60062

Attn: Ryan Lawlor, Executive Vice President

rlawlor@hilcoglobal.com

With a copy to:	Hilco Global

5 Revere Drive, Suite 410

Northbrook, IL 60062

Attn: Sarah Baker, Deputy General Counsel

sbaker@hilcoglobal.com

Anda copy to:	Bryan Cave Leighton Paisner LLP

Attn: Eric Prezant, Esq.

161 North Clark Street, Suite 4300

Chicago, IL 60601-3315

eric.prezant@bclplaw.com

9. TERMINATION. Notwithstanding anything herein contained, this Agreement shall remain in full force and effect and shall not terminate until the earlier of: (a) payment in full of the amount of principal and interest then owing to Lender, or its successors or assigns, and all other sums and payments which may be or become owing under the Deed of Trust, the Note and the Loan Agreement, and (b) full and satisfactory performance of the Guaranteed Obligations.

10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with New York law, without regard to conflicts of law principles.

GUARANTOR DOES HEREBY DESIGNATE AND APPOINT:

VCORP AGENT SERVICES, INC.

25 ROBERT PITT DRIVE, SUITE 204

MONSEY, NY 10952

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY OTHER JURISDICTION. THIS PROVISION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

11. BINDING EFFECT. This Agreement shall inure to the benefit of Lender and its successors and assigns and shall be binding upon the heirs, personal representatives, successors and assigns of Guarantor.

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12. JURY TRIAL WAIVER. To the extent permitted under applicable law, Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any right which it may have to a trial by jury in connection with any suit, action or proceeding arising out of or relating to this Agreement, all to the fullest extent permissible under applicable law.

13. INTENTIONALLY OMITTED.

14. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term, provision, section or subsection of this Agreement is declared to be illegal or invalid, for any reason whatsoever, by a court of competent jurisdiction, such illegality or invalidity shall not affect the other terms, provisions, sections or subsections of this Agreement, which shall remain binding and enforceable.

15. FEES AND EXPENSES. Guarantor agrees to pay all of the Lender’s costs and expenses, including attorneys’ fees, which may be incurred in any effort to enforce any term of this Agreement, including all such costs and expenses which may be incurred by Lender in any legal action, reference or arbitration proceeding.

16. FINANCIAL COVENANTS. Guarantor agrees that all of the financial reporting requirements set forth in Section 2.7 (and all subsections thereof) of the Loan Agreement shall be and are incorporated herein as if set forth in full, and Guarantor agrees to be bound by such reporting requirements and financial covenants, as they apply to Guarantor. In addition, Guarantor acknowledges that said reporting requirements and financial covenants are material inducements to Lender making the Loan to Borrower, and that Guarantor’s breach or default of any such requirements and covenants shall constitute a default hereunder and under the Loan Documents. In addition, Guarantor acknowledges that all representations and warranties and covenants set forth in the Loan Agreement are material inducements to Lenders making the Loan to Borrower, and that Guarantor’s breach or default of any such requirements and covenants shall constitute a default hereunder and under the Loan Documents.

17. CURRENCY INDEMNITY. Guarantor agrees to indemnify Lender against any loss incurred by it as a result of any judgment or order being given or made for the payment of any amount due under this Agreement and such judgment or order being expressed in a currency other than United States dollars and as a result of any variation having occurred in the rates of exchange between the date of any such amount becoming due under this Agreement and the date of actual payment thereof. The foregoing indemnity shall constitute a separate and independent obligation of Guarantor and shall apply irrespective of any indulgence granted to Guarantor from time to time and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

18. SUBORDINATION OF CERTAIN INDEBTEDNESS.

18.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. Upon the occurrence of an Event of Default or the occurrence of an event which would, with the giving of notice or the passage of time, or both, constitute an Event of Default, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon Guarantor Claims.

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18.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon the Payment in Full (as defined hereafter) of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims. As used in this Guaranty, “Payment in Full” means that all Guaranteed Obligations have been paid in full (other than any contingent indemnity obligations as to which no claim has been made and is pending), and a period of 91 days has elapsed since the last payment with respect thereto without a case or proceeding under the Bankruptcy Code or any other bankruptcy, insolvency, or receivership law having been commenced by or against Borrower.

18.3 Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Agreement, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Agreement, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

18.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (a) exercise or enforce any creditor’s right it may have against Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

18.5 Preference. If all or any portion of the Guaranteed Obligations are paid or performed, said Guaranteed Obligations shall nonetheless continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, and (b) full payment and performance of all of the indebtedness and obligations evidenced and secured by the Loan Documents.

18.5.1 Notwithstanding any other provision of this Agreement, if, in any proceeding, a court of competent jurisdiction determines that this Agreement would, but for the operation of this Section, as to any Guarantor, be subject to avoidance and/or recovery or be unenforceable by reason of Applicable Insolvency Laws, this Agreement shall, as to such Guarantor, be valid and enforceable only to the maximum extent that would not cause this Agreement to be subject to avoidance, recovery or unenforceability. To the extent that any payment to, or realization by, the Lender on the Guaranteed Obligations exceeds the limitations of this Section and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Agreement as limited shall in all events remain in full force and effect and be fully enforceable against the relevant Guarantor. This Section is intended solely to reserve the rights of the Lender hereunder against each Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and no Guarantor, any Borrower nor any other guarantor of the Loan obligations nor any Person shall have any right, claim or defense under this Section that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

18.5.2 As used in this subsection, the term “Applicable Insolvency Laws” means the laws of the United States of America or of any State, province, nation or other governmental unit relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. §547, §548, §550 and other “avoidance” provisions of Title 11 of the United States Code) as applicable in any proceeding in which the validity and/or enforceability of this Agreement is in issue.

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19. DOCUMENT IMAGING. Lender shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower’s loans, including, without limitation, this Agreement and the other Loan Documents, and Lender may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Lender produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Lender is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, or other imaged copy of this Agreement or any Loan Document shall be deemed to be of the same force and effect as the original manually executed document.

20. ADDITIONAL COVENANTS OF GUARANTOR.

20.1 Additional Covenants of Guarantor. The parties acknowledge and agree that Guarantor has agreed to be, and has received sufficient consideration, to be a “guarantor” and/or “surety” for any obligation of Borrower to Lender under the Loan Documents, and no provision herein or in any of the Loan Documents is intended to create or be construed as creating any relationship between Borrower and Guarantor other than that of Guarantor acting for consideration in a legal guaranty and/or surety relationship between the parties. Guarantor warrants and acknowledges a financial interest in and relationship to Borrower such that Guarantor agrees to enter into this Guaranty to induce Lender to make the Loan to Borrower as described in the Loan Documents, and Guarantor further warrants and acknowledges that it will receive substantial benefit from the making of such Loan to Borrower. Notwithstanding the foregoing, and in consideration of the Loan extended by Lender to Borrower, Guarantor agrees as follows:

20.1.1 At any time and in such manner, upon such terms and at such times as it deems advisable, and with or without notice to Guarantor, Lender and Borrower may alter, compromise, accelerate, extend, change the time or manner for the payment of the Loan, increase or reduce the rate of interest thereon, release or add any one or more obligors, guarantors, endorsers, accept additional or substituted security therefor, or release or subordinate any security therefor.

20.1.2 Guarantor waives any right to require Lender to proceed against Borrower or any other person, firm or corporation or to proceed against or exhaust any other security held by it at any time or to pursue any other remedy in its powers, and Guarantor agrees that Lender shall not be obligated to resort to any other security, including security given by Borrower, with any priority in any particular order or at all even if such action destroys, alters or otherwise impairs subrogation rights of Guarantor or the rights of Guarantor to proceed against Borrower for reimbursement, or both.

20.1.3 Guarantor waives and agrees not to assert or take advantage of (a) the defense of the statute of limitations in any action hereunder or for the collection of any indebtedness or the performance of any obligation secured hereby, (b) any defense or right based upon election of remedies by the Lender, including without limitation, an election to proceed by non-judicial rather than judicial foreclosure, even if such election destroys, alters or otherwise impairs subrogation rights of Guarantor or the right of Guarantor to proceed against Borrower for reimbursement, or both, and (c) any defense or right based upon the acceptance by Lender or an affiliate of Lender of a deed in lieu of foreclosure, without extinguishing the debt, even if such acceptance destroys, alters or otherwise impairs subrogation rights of Guarantor or the right of Guarantor to proceed against Borrower for reimbursement, or both.

20.1.4 Upon the occurrence of any default hereunder, Lender may maintain an action upon this Guaranty whether or not action is brought against Borrower and whether or not Borrower is joined in any such action. Lender may maintain successive actions for other Events of Default under either this Guaranty and/or the Loan Documents, and Lender’s rights hereunder shall not be exhausted or waived, and Lender shall not be estopped to proceed against Guarantor pursuant to this Guaranty by the exercise of any of Lender’s rights or remedies or by any such action or by any number of successive actions, until and unless the Loan secured by this Guaranty has been paid in full and each of Guarantor’s obligations hereunder has been fully performed or otherwise satisfied.

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20.1.5 Any action, whether judicial or non-judicial or in pursuit of any provisional remedy, taken by Lender against Borrower or against any collateral or security pledged by Borrower and held by Lender under the Loan Documents which shall impair or destroy any rights Guarantor may have against Borrower shall not act as a waiver or an estoppel of Lender’s rights to proceed against and initiate any action against Guarantor to enforce the terms of this Guaranty and until the Loan has been paid in full.

20.1.6 Guarantor expressly waives any defense or benefits arising out of any voluntary or involuntary filing by or on behalf of Borrower for protection under any federal or state bankruptcy, insolvency, or debtor relief laws, including without limitation under Sections 364 or 1111(b)(2) of the United States Bankruptcy Code.

20.1.7 Guarantor, by execution hereof, represents to Lender that the relationship between Guarantor and Borrower is such that Guarantor has access to all relevant facts and information concerning the Loan and the Property and that Lender can rely upon Guarantor having such access. Guarantor waives and agrees not to assert any duty on the part of Lender to disclose to Guarantor any facts that it may now or hereafter know about Borrower, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor. Guarantor is fully responsible for being and keeping informed of the financial condition of Borrower and all circumstances bearing on the risk of non-payment of any indebtedness hereby secured.

20.1.8 Guarantor waives demand, protest and notice of any kind including, without limiting the generality of the foregoing notice of the existence, creation or incurring of new or additional indebtedness or of any action or non-action on the part of Borrower, Lender, any endorser, any creditor of Borrower or Guarantor under this or any other instrument, or any other person whosoever in connection with any obligation or evidence of indebtedness held by Lender as collateral or in connection with any indebtedness secured hereby.

20.1.9 With or without notice to Guarantor, Lender, in its sole discretion, at any time and from time to time, in such manner and upon such terms as it considers best, may (a) apply any and all payments or recoveries from Borrower, from Guarantor, from any other guarantor or endorser, or realized from any security, in such manner, order and priority as Lender elects, to any indebtedness of Borrower, and (b) refund to Borrower any payment received by Lender upon any indebtedness hereby secured and payment of the amount refunded shall be fully secured hereby.

20.1.10 No exercise or non-exercise by Lender of any right hereby given it, no dealing by Lender with Borrower or any other person, and no change, impairment or suspension of any right or remedy of Lender shall in any way affect any of the obligations of Guarantor hereunder or give Guarantor any recourse against Lender.

20.1.11 If any term or provision of this Guaranty, or the application thereof to any person, entity or circumstances shall to any extent be invalid or unenforceable the remainder of this Guaranty, or the application of such or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

20.1.12 In the event any other terms or provisions of this Guaranty differ from or are in any way inconsistent with the terms and provisions of this Section 20, the terms and provisions of this Section 20 shall be deemed to govern the obligations, rights and relationship of the parties.

20.2 Represented by Counsel. The obligations of Guarantor under this Guaranty shall be fully recourse as to Guarantor, and in reviewing and executing this Guaranty, Guarantor acknowledges and agrees that Guarantor has been represented by counsel through all stages of its negotiations with Borrower and Lender in connection with Guarantor providing this Guaranty in support of the full repayment of Borrower’s entire obligations under the Loan and the Loan Documents.

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9	Limited Recourse Carve-Out Guaranty

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

GUARANTOR:

ARCIMOTO, INC.

By:
Douglas M. Campoli, Chief Financial Officer and Treasurer

[Signature Page to Limited Recourse Carve-Out Guaranty]